Exhibit (C)(2)

Preliminary Draft – Confidential The Conflicts Committee of the Board of Directors of Midcoast Holdings, L.L.C. Discussion Materials December 20, 2016

Preliminary Draft— Confidential These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Conflicts Committee of the Board of Directors of Midcoast Holdings, L.L.C. (the “Conflicts Committee”), the general partner of Midcoast Energy Partners, L.P. (“MEP” or the “Partnership”), to whom such materials are directly addressed and delivered and may not be used or relied upon by any other party or for any purpose other than as specifically contemplated by a written agreement with Evercore. These materials are based on information provided by or on behalf of the Conflicts Committee, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the management of MEP and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of MEP. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Conflicts Committee. These materials were compiled on a confidential basis for the sole use of the Conflicts Committee and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore.    These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore or any of its affiliates to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates.    Evercore and its affiliates do not provide legal, accounting, tax or regulatory advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting, tax and regulatory advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary Draft— Confidential Table of Contents Section Executive Summary I Midcoast Situation Analysis II Midcoast Preliminary Valuation III Overview of Potential Standalone Alternatives IV Appendix A. Weighted Average Cost of Capital Analysis B. Midcoast Financial Projections C. Tax Input to Unitholders

Preliminary Draft – Confidential I. Executive Summary

Preliminary Draft— Confidential Executive Summary Introduction    Evercore Group L.L.C. (“Evercore”) is pleased to provide the materials herein to the Conflicts Committee of the Board of Directors (the “Conflicts Committee”) of Midcoast Holdings, L.L.C., the general partner of Midcoast Energy Partners, L.P. (“MEP”, “Midcoast” or the “Partnership”) regarding the proposed merger of the Partnership with Enbridge Energy Company, Inc., a wholly owned subsidiary of Enbridge Inc. (“ENB”) (the “Proposed Transaction” or “Project Leather”)    As part of the Proposed Transaction, ENB has proposed to acquire each publicly-owned common unit of MEP for $6.25 of cash per share (the “Proposed Consideration”) • The Proposed Consideration represents an 11.3% discount to MEP’s closing unit price of $7.05 as of December 16, 2016 • The Proposed Consideration represents an 8.9% discount to MEP’s 30-day volume weighted-average unit price of $6.86 as of December 16, 2016    The Proposed Transaction is subject to the negotiation and approval of the definitive merger agreement (the “Merger Agreement”) and approval by MEP’s board of directors, EEP’s board of directors, the Conflicts Committee and a majority of MEP’s unitholders • As currently contemplated, MEP management expects the Board of Directors of Midcoast Holdings, L.L.C. to declare a quarterly cash distribution on all of its outstanding common and subordinated units for the quarter ending December 31, 2016 in conjunction with the Proposed Transaction    • Enbridge Energy Partners, L.P.’s (“EEP”) subordinated units will be converted into common units one business day after such distribution payment in February 2017, which will result in EEP holding 53% of MEP’s common units and give EEP the ability to approve the Proposed Transaction by written consent 1

Preliminary Draft— Confidential Executive Summary Summary MEP Organizational Structure Enbridge Inc. (Baa2/BBB+) 2.0% GP Interest 38.3% LP Interest Enbridge Energy Partners, L.P.    (Baa3/BBB) 100% Ownership Interest 51.9% LP Interest 2.0% GP Interest Convert to common 1,335,056 Class A Common Units units following 22,610,056 Subordinated Units distribution payment in February 2017 Midcoast Energy Partners, L.P. Public 46.1% LP 48.4% LP    Market Capitalization1: $325.3 million Unitholders Interest Interest 21,275,000 Class A Enterprise Value: $1,478.9 million Common Units 0.001% GP Interest 100% Ownership Interest 51.6% LP Interest    Midcoast Operating, L.P. 100% Ownership 35.0% Ownership Interest Interest Texas Express NGL System Operating Subsidiaries Joint Venture Source: Public Partnership filings 1. As of December 16, 2016 2

Preliminary Draft - Confidential

Executive Summary

Analysis at Various Prices

($ in millions, except per unit amounts)

Offer Price per MEP Unit	$6.25	$6.75	$7.05	$7.25	$7.75	$8.25	$8.75	$9.25
Premium to:								
Current Price as of December 16, 2016 ($7.05)	(11.3%)	(4.3%)	0.0%	2.8%	9.9%	17.0%	24.1%	31.2%
30-Day VWAP as of December 16, 2016 ($6.86)	(8.9%)	(1.6%)	2.8%	5.7%	13.0%	20.3%	27.6%	34.8%
52-Week High ($10.09 on January 4, 2016)	(38.1%)	(33.1%)	(30.1%)	(28.1%)	(23.2%)	(18.2%)	(13.3%)	(8.3%)
Implied Equity Value[1]	$288	$311	$325	$335	$358	$381	$404	$427
Plus: Debt as of September 30, 2016	849	849	849	849	849	849	849	849
Less: Cash as of September 30, 2016	--	--	--	--	--	--	--	--
Plus: Minority Interest[2]	271	292	305	314	335	357	379	400
Implied Enterprise Value	**$1,407**	**$1,452**	**$1,479**	**$1,497**	**$1,542**	**$1,586**	**$1,631**	**$1,676**
Implied Enterprise Value / MOLP Asset EBITDA Multiples								
2017E	14.8x	15.3x	15.5x	15.7x	16.2x	16.7x	17.1x	17.6x
2018E	12.1	12.4	12.7	12.8	13.2	13.6	14.0	14.3
Total Consideration to Public Unit Holders	**$133**	**$144**	**$150**	**$154**	**$165**	**$176**	**$186**	**$197**

Source: MEP management, Bloomberg
1. Based on 46.1 million units outstanding as of October 28, 2016
2. Minority interest equal to total MEP equity value divided by MEP's 51.6% interest in MOLP multiplied by EEP's 48.4% interest in MOLP

EVERCORE

3

MIDCOAST ENERGY PARTNERS

Preliminary Draft – Confidential II. Midcoast Situation Analysis

Preliminary Draft - Confidential

Midcoast Situation Analysis

Summary Market Data

($ in millions, except per unit amounts)

Market Capitalization

As of December 16, 2016	
Total Units Outstanding	46.1
Common Unit Price	$7.05
Total Equity Value[1]	$325.3
Plus: Net Debt	848.5
Plus: Minority Interest[2]	305.1
Enterprise Value	$1,478.9

	Midcoast Financial Projections		IBES Data	
	Metric	Yield/Multiple	Metric	Yield/Multiple
Distribution Yield				
Current	$1.43	20.3%	$1.43	20.3%
2016E	1.43	20.3%	1.43	20.3%
2017E	--	0.0%	1.43	20.3%
2018E	0.12	1.7%	1.43	20.3%
EV/MOLP Asset EBITDA				
2016E	$170.3	8.7x	$160.8	9.2x
2017E	95.2	15.5	109.7	13.5
2018E	116.8	12.7	134.9	11.0

Consolidated Balance Sheet and Credit Data

As of September 30, 2016	
Cash and Marketable Securities	$--
Short-Term Debt	--
Long-Term Debt	848.5
Total Debt	$848.5
Net Debt	$848.5
Plus: Minority Interest[2]	305.1
Plus: Partners' Capital	2,317.0
Net Book Capitalization	$3,470.6
Revolver Availability / Total Revolver Capacity	$360.0 / $810.0
Net Debt / Net Book Cap	24.4%
Net Debt / 2016E EBITDA	5.0x
Net Debt / 2017E EBITDA	8.9
Current Ratings (Senior Unsecured):	
Moody's	NA
S&P	NA

Unit Price and Distribution Information



$20.00
$15.00
$10.00
$5.00
$--
Unit Price
$1.50
$1.40
$1.30
$1.20
$1.10
$1.00
Distribution per Unit
12/16/14
5/11/15
10/4/15
2/27/16
7/22/16
12/16/16
Distribution per Unit
Unit Price

General Partner Incentive Distribution Rights

Quarterly Distribution per LP Unit	$0.3575

% to LP	% to GP	LP Quarterly Distribution Range		Quarterly Distribution Within Range	Quarterly Distribution to GP per LP Unit	Total LP Units Outstanding	Total Quarterly Distribution to LPs	Total Quarterly Distribution to GP	Total Annual Distribution to LPs	Total Annual Distribution to GP
98.0%	2.0%	$0.0000	$0.3594	$0.3575	$0.0073	45.2	$16.2	$0.3	$64.7	$1.3
85.0%	15.0%	0.3594	0.3906	--	--	45.2	--	--	--	--
75.0%	25.0%	0.3906	0.4688	--	--	45.2	--	--	--	--
50.0%	50.0%	0.4688		--	--	45.2	--	--	--	--
							$16.2	$0.3	$64.7	$1.3

% of Total Distributions to the GP	2.0%
% of Total Distributions to the IDRs	0.0%

Source: Public Partnership filings; IBES; FactSet

1. Equity value attributable to the public: $150.0 million, or 46%
2. Minority interest equal to total MEP equity value divided by MEP's 51.6% interest in MOLP multiplied by EEP's 48.4% interest in MOLP

EVERCORE
4
MIDCOAST ENERGY PARTNERS

PreliminaryDraft- Confidential Midcoast Situation Analysis Wall Street Research($ in millions, except per unit amounts) Summary Price TargetsAnalyst Recommendations FirmAnalystDateRecommendationTarget Price Wells FargoSharon Lui10/31/16Hold$6.50 Credit Suisse John Edwards11/09/16Underperform6.00 UBSShneur Gershuni11/16/16Neutral6.50 Sell (1) 33.3% Median:$6.50Hold (2) 66.7% Mean:6.33 Low:6.00 High:6.50 Distribution Per Unit EstimatesMOLP Asset EBITDA Estimates1 $2.00$300.0 3 33 3 333 33 3 4 44 4 444 44 4 11 1 111 11 13 . $ 1 $$ $ $$$ $$ $$240.02 198. 3 $1.500 61. 499 157 58160170.164 11 $772. 8 $180.0$ $$$.73$1346 127211341 $1.0010908 $ 109.$$$1 1$ $$$95 $120.0$ 2 $0.501 .$60.0 0 —$ $ $—$— 2016E2017E2018E2016E2017E2018E Wells FargoCredit SuisseUBSI/B/E/S ConsensusMidcoast Financial Projections Source: Wall Street research; IBES; FactSet 1. MOLP Asset EBITDA equal to Wall Street research projected MEP EBITDA divided by MEP’s 51.6% interest in MOLP 5

Preliminary Draft— Confidential Midcoast Situation Analysis Research Analyst Commentary “Management continues to explore strategic options with respect to MEP and EEP’s interest in MEP/Midcoast. The evaluation process could extend into 2017 as the transaction may be affected by ENB and SE’s potential merger. No other details were provided on the call. We anticipate MEP’s leverage ratio to exceed debt covenants in H1’17, which suggests some kind of action is likely by early next year […] While upside appears capped given MEP’s stretched financial metrics, we believe MEP’s sponsors are likely to take action by early next year to limit MEP’s downside.”                 – Wells Fargo, Sharon Lui; October 31, 2016 Price Target: $6.50 “Applying management’s commentary to our forecast leads us to materially lower our 2017 estimates for MEP, and consequently downgrade our rating from Neutral to Underperform. […] We have updated hedging positions to reflect lower volumes hedged at 30% lower prices than 2016. This results in hedged cash flow contribution of ~$81mm in 2017 vs. $168mm in 2016. Combined with MEP’s volume commitment step-up for Texas Express results in a gathering and processing segment gross margin 22% lower and total adjusted EBITDA 40% lower than our previous forecast for 2017.” – Credit Suisse, John Edwards; November 9, 2016 Price Target: $6.00 “MEP does possess significant commodity risk with ~40% of gross margin exposed to swings in commodity prices and poses a medium term headwind. We view positively EEP’s support to coverage of roughly 1.0x through 2017. However, we expect that MEP will not be in compliance with its leverage covenant of 5.0x in 2017. […] We believe the potential benefit of higher commodity prices are priced in. UBS has a bullish contango commodity price deck and even under these assumptions MEP does not cover its distribution in 2018 absent support of the parents. Hence, it is difficult to see the strategic review which could involve a take-in by EEP or other positive outcomes from the strategic evaluation with EEP where MEP would be valued much higher than where it currently trades at.”                – UBS, Shneur Gershuni; November 11, 2016 Price Target: $6.50 6

Preliminary Draft— Confidential Midcoast Situation Analysis Asset Map Legend MEP Natural Gas Pipelines MEP Liquids Pipelines Texas Express NGL Mainline Anadarko System North Texas System East Texas System 2016E EBITDA by Segment Logistics & Marketing 10% Gathering, Processing & Transportation 90% Source: MEP investor presentations; public filings 7

Preliminary Draft - Confidential

Midcoast Situation Analysis

Midcoast Asset Overview Summary

- MEP operates gas transmission, gathering and processing, NGL transmission assets and logistics and marketing assets through the following segments: (i) East Texas System (ii) Anadarko System (iii) North Texas System and (iv) Texas Express NGL Pipeline

MEP Business Segments

East Texas System	▪ 4,000-mile system with approximately 4,600 wells connected ▪ Access to Haynesville, Travis Peak, Cotton Valley, Eaglebine and Bossier plays ▪ Includes seven processing plants (715 million cubic feet per day ("MMcfd") capacity) and nine treating plants (1,175 MMcfd capacity) ▪ Includes one fractionation facility with 3,000 barrels per day ("Bpd") of capacity
Anadarko System	▪ 3,200-mile system with approximately 2,400 wells connected ▪ System has connections to intrastate and interstate transportation pipelines that connect to market hubs in the Mid-Continent and Gulf Coast ▪ Includes 12 processing plants (1,115 MMcfd capacity)
North Texas System	▪ 3,700-mile system with approximately 3,200 wells connected ▪ Mont Belvieu access via four NGL takeaway pipelines ▪ Includes six processing plants (255 MMcfd capacity) and one stabilizer (4,000 Bpd capacity)
Texas Express NGL Pipeline	▪ 593-mile NGL pipeline connecting Skellytown, TX to Mont Belvieu ▪ Joint venture with Enterprise Products Partners, Midcoast Operating, Western Gas Partners, LP and DCP Midstream, LLC ▪ Includes 116 miles of NGL gathering pipelines with first phase of development complete

Source: MEP management; public filings; investor presentations

EVERCORE
8
MIDCOAST ENERGY PARTNERS

Midcoast Situation Analysis

Preliminary Draft - Confidential

East Texas System Overview

- Access to Haynesville, Travis Peak, Cotton Valley, Eaglebine and Bossier plays
- NGL takeaway via three NGL pipelines feeding into Mont Belvieu and direct connectivity to Eastman Chemical
- Recently constructed Beckville plant to capture incremental rich gas opportunities
- Most contracts have an initial term of at least five years, after which they are generally renewed for additional terms or continue in evergreen
  - Transport customers are offered firm or interruptible transportation service



Texarkana
Bryans Mill
Midcoast
New Hope
Pittsburg
East Texas (Avinger)
Longview
Beckville
Henderson
Trinidad
Ambrose
Texas
Louisiana
Teneha
Midcoast
Midcoast
Harmon
Teague
Grapeland
Marquez
Gas Processing Plant
MEP NGL Pipeline
MLP Gas Pipeline
Clarity
Ghost Chili
Texas Double "D"
Woodbine
Texas Express NGL Pipeline

Customers by Volume



Other 43%
Company A 39%
Company C 7%
Company B 11%

Total: ~950,000 MMBtud

Contract Type Breakdown



Commodity Sensitive ~25%
Fee Based ~75%

Highlights	
Miles of Natural Gas Pipelines	~4,000 miles
Wells Connected	4,600
Processing Plants	7 plants[1]
Total/(Active) Processing Capacity	713/(535) MMcfd
Treating Plants	9 plants[2]
Total/(Active) Treating Capacity	1,175/(680) MMcfd
Fractionation Facilities	1 facility
Fractionation Capacity	3,000 Bpd

Source: MEP management
Note: Customer contract data as of Q1 2016
1. Includes six active processing plants and one standby processing plant
2. Includes five active treating plants and four standby treating plants

EVERCORE
9
MIDCOAST ENERGY PARTNERS

Preliminary Draft— Confidential Midcoast Situation Analysis East Texas System Operational and Financial Metrics ($ in millions) Normalized EBITDA Wellhead Volumes (BBtud) $100.0 1,500 $83.3 $80.0 $71.0 1,200 985 $62.1 944 958 974 977 $56.4 $60.0 $50.2 900 $40.0 600 $20.0 300 $-—- 2016E 2017E 2018E 2019E 2020E 2016E 2017E 2018E 2019E 2020E NGL Throughput (Bpd)1 Capital Expenditures 25,000 $50.0 20,725 20,432 20,581 20,581 20,581 20,000 $40.0 $32.0 $28.9 $27.7 15,000 $30.0 $23.4 $21.2 $18.9 10,000 $20.0 $15.6 $13.6 $10.9 $7.2 5,000 $10.0 $11.7 $12.6 $13.3 $14.1 $10.7 — $— 2016E 2017E 2018E 2019E 2020E 2016E 2017E 2018E 2019E 2020E Maintenance Growth Source: MEP management 1. Excludes condensate volumes 10

Preliminary Draft - Confidential

Midcoast Situation Analysis

Anadarko System Overview

- Connections to major intrastate and interstate transportation pipelines that connect to hubs in the Mid-Continent and Gulf Coast
  - 1,600 BBtud of metering capacity on seven residue gas pipeline interconnects[1]
  - Three NGL pipelines with access to Mont Belvieu and Conway[2]



Nine Mile
Hidetown
Sweetwater
Elk City
Texas
Oklahoma
Gas Processing Plant
MEP Gas Pipeline
MEP NGL Pipeline
Texas Express NGL Pipeline

Customers by Volume



Company A 20%
Company B 16%
Company C 10%
Other 54%

Total: ~650,000 MMBtud

Contract Type Breakdown



Fee Based ~50%
Commodity Sensitive ~50%

Highlights	
Miles of Natural Gas Pipelines	~3,200 miles
Wells Connected	~2,400
Processing Plants	12 plants[3]
Total / (Active) Processing Capacity	1,115 / (690) MMcfd
Q1 2016 Inlet Volumes (Util %)	585 MMcfd (52%)

Source: MEP investor presentations, public filings
Note: Customer contract data as of Q1 2016
1. Includes ANR, ONEOK, Panhandle, Enable, NGPL, TW and NNG
2. Includes Texas Express, ONEOK – Granite and ONEOK – FERC pipelines
3. Includes five active processing plants and seven standby processing plants

EVERCORE 11 MIDCOAST ENERGY PARTNERS

Preliminary Draft— Confidential Midcoast Situation Analysis Anadarko System Operational and Financial Metrics ($ in millions) Normalized EBITDA Wellhead Volumes (BBtud) $150.0 750 $112.5 557 575 $120.0 600 520 $102.1 $93.1 $89.3 461 450 $86.3 $90.0 450 $60.0 300 $30.0 150 $-—- 2016E 2017E 2018E 2019E 2020E 2016E 2017E 2018E 2019E 2020E NGL Throughput (Bpd)1 Capital Expenditures 50,000 $50.0 43,404 39,023 40,000 36,697 $40.0 $35.9 33,668 33,450 $31.1 30,000 $30.0 $22.3 $20.9 $19.2 $17.9 20,000 $20.0 $13.6 $11.9 $9.4 10,000 $10.0 $5.4 $15.0 $10.4 $13.2 $9.8 $8.2 — $— 2016E 2017E 2018E 2019E 2020E 2016E 2017E 2018E 2019E 2020E Maintenance Growth Source: MEP management 1. Excludes condensate volumes 12

Preliminary Draft - Confidential

Midcoast Situation Analysis

North Texas System Overview

- Supply from Marble Falls rich gas and Barnett rich and dry gas
- 660 BBtud of metering capacity via three residue gas pipeline interconnects
- Mont Belvieu access via four NGL takeaway pipelines[1]



Gas Processing Plant
MEP Gas Pipeline
MEP NGL Pipeline
Texas Express NGL Pipeline
Barton Chapel
Springtown
Weatherford
Lone Camp
Gordon
Pueblo
Ranger
Huckabay

Customers by Volume



Company A 8%
Company B 8%
Company C 7%
Other 77%

Total: ~215,000 MMBtud

Contract Type Breakdown



Fee Based ~40%
Commodity Sensitive ~60%

Highlights	
Miles of Natural Gas Pipelines	~3,700 miles
Wells Connected	~3,200
Processing Plants	6 plants[2]
Total / (Active) Processing Capacity	255 / (215) MMcfd
Q1 2016 Inlet Volumes (Util %)	142 MMcfd (56%)
Stabilizers	1 stabilizer
Stabilizer Capacity	4,000 Bpd

Source: MEP investor presentations; public filings
Note: Customer contract data as of Q1 2016
1. Includes Texas Express, ONEOK – Arbuckle, ONEOK – West Texas and Lonestar
2. Includes five active processing plants and one standby processing plant

EVERCORE 13 MIDCOAST ENERGY PARTNERS

Preliminary Draft— Confidential Midcoast Situation Analysis North Texas System Operational and Financial Metrics ($ in millions) Normalized EBITDA Wellhead Volumes (BBtud) $— 250 204 190 183 ($2.0) 200 180 179 ($2.7) ($4.0) 150 ($3.7) ($4.4) ($6.0) ($5.2) 100 ($6.0) ($8.0) 50 ($10.0) — 2016E 2017E 2018E 2019E 2020E 2016E 2017E 2018E 2019E 2020E NGL Throughput (Bpd)1 Capital Expenditures 20,000 $25.0 15,446 16,000 14,203 $20.0 13,689 13,499 13,381 $15.6 $14.2 12,000 $15.0 $13.1 $3.3 $12.0 $12.3 $1.7 $1.5 $1.6 $1.5 8,000 $10.0 $12.3 $11.5 $12.4 4,000 $5.0 $10.5 $10.7 — $— 2016E 2017E 2018E 2019E 2020E 2016E 2017E 2018E 2019E 2020E Maintenance Growth Source: MEP management 1. Excludes condensate and VRU volumes 14

Preliminary Draft - Confidential

Midcoast Situation Analysis

Texas Express NGL Pipeline Overview

- NGL Volumes sourced from Mid-Continent, Rockies and West Texas and enhances position by providing greater access to Mont Belvieu fractionation
- Anchored by 10-year ship-or-pay contracts and incremental 5-year dedications

Texas Express Pipeline – NGL Mainline System

- JV with Enterprise Products Partners (35%, operator), Midcoast Operating (35%), Western Gas Partners, LP (20%) and DCP Midstream (10%)
- 539-mile, 20-inch NGL pipeline originates from Skellytown, TX, to Mont Belvieu NGL hub
- Initial capacity of ~280,000 Bpd expandable to ~400,000 Bpd

Texas Express Gathering – NGL Gathering Systems

- JV with Enterprise (45%), Midcoast Operating (35%, operator) and Western Gas Partners, LP (20%)
- 116 miles of NGL gathering
- Other NGL infrastructure includes 61 miles in Anadarko System, 176 miles in East Texas System and 29 miles in North Texas System



Oklahoma
Arkansas
Louisiana
Texas
Lone Camp
Weatherford
Gordon
Huckabay
Mont Belvieu
Golden Pass
Westlake
Calcasieu Pass
Port Arthur
Sabine Pass
Baytown
Cedar Bayou
Gulf Landing
Freeport
Freeport (Quintana)
Point Comfort
Gulf Gateway Energy Bridge
Ingleside
Ethane Cracker (3rd party)
LNG Terminal (3rd party)
LPG Fractionator (3rd party)
MEP Plant
MEP NGL Pipeline
Texas Express NGL Pipeline

Source: MEP investor presentations; public filings

EVERCORE 15 MIDCOAST ENERGY PARTNERS

Preliminary Draft— Confidential Midcoast Situation Analysis Texas Express NGL Pipeline Operational and Financial Metrics ($ in millions) Distributions to Midcoast Operating $75.0 $68.4 $63.8 $60.5 $60.0 $54.1 $45.0 $37.6 $30.0 $15.0 $— 2016E 2017E 2018E 2019E 2020E Mainline System Volume Commitments (Bpd) 250 196 200 169 169 162 168 151 150 150 76 76 76 76 76 76 76 100 120 50 86 92 93 93 75 75 — 2017E 2018E 2019E 2020E 2021E 2022E 2023E MEP Other Shippers Source: MEP management 16

Preliminary Draft— Confidential Midcoast Situation Analysis Review of MEP’s Credit Agreement    On September 3, 2015, Midcoast Operating, L.P. and MEP entered into an amended and restated credit agreement (the “Credit Agreement”), which effectively decreased aggregate commitments to $810.0 million and extended the scheduled maturity date to September 30, 2018    On November 13, 2016, $140.0 million of commitments under the Credit Agreement expired, with an additional $25.0 million of commitments set to expire on September 30, 2017    The Credit Agreement requires compliance with two financial covenants:    Total Leverage Ratio covenant of 5.00x • Defined as the ratio of consolidated funded debt to EBITDA • Springing lien is triggered if Total Leverage Ratio exceeds 4.25x    Minimum Interest Coverage Ratio covenant of 2.50x • Defined as the ratio of EBITDA to consolidated interest expense Source: MEP management; public filings 17

Preliminary Draft - Confidential

Midcoast Situation Analysis

EEP Support Mechanisms

Distribution Support Agreement

- In July 2015, EEP announced an amendment to the MOLP partnership agreement to, if necessary, increase allocations of MOLP distributable cash flow to MEP in order to allow MEP to deliver up to $0.005 per unit quarterly distribution growth and maintain 1.0x coverage through 2017
  - Revised distribution policy remains in effect only as long as EEP and MEP are the sole limited partners in MOLP
- Mechanism whereby EEP forgoes part of its quarterly distribution to help MEP achieve a 1.0x distribution coverage
  - Forgone distributions recognized as adjustment to EEP's capital account in MEP
  - No requirement for MEP to reimburse EEP for adjusted distributions
- **Amendment to be in effect from the quarter ended June 30, 2015 through the quarter ending December 31, 2017**

Intercorporate Services Agreement

- In November 2013, EEP, MOLP and MEP entered into an intercorporate services agreement whereby Midcoast would reimburse EEP for costs and expenses incurred for business services provided by EEP for MOLP ("G&A Abatement")
- EEP agreed to reduce the amounts payable for general and administrative expenses otherwise fully allocable to MOLP by $25 million annually
- Based on MEP's 39% interest in MOLP, the reduction in amounts payable for general and administrative services attributable to MEP is approximately $9.8 million annually
- Reduction in amounts payable treated as cash inflow in determining MEP's distributable cash flow
- Does not increase net income for U.S. GAAP purposes
- No time limit established

Equity Commitment

- MEP may issue Class C units to EEP and use the proceeds to repay indebtedness and other general corporate purposes mutually agreed upon by EEP and MEP in writing
- Issued at a price equal to 92% of the 5-day volume weighted average price of MEP's Class A common units as of the last trading prior to the issuance date
- Class C units to be converted into common units on a one-for-one basis at the option of the holder at any time on or after the earlier to occur of (i) a change of control or (ii) January 1, 2019
- Distributions paid on a quarterly basis in additional Class C units ("PIK Units")
- **Commitment period of 12 months**
- EEP's obligation to purchase Class C units subject to funding conditions
  - EEP shall have received a Funding Notice certified by the Vice President Finance of MEP
  - **MEP's Total Leverage Ratio (as defined in the Credit Agreement) is reasonably expected to be in excess of 4.15x as of the next date on which a Compliance Certificate is required to be delivered**
  - Other customary conditions for similar equity commitment transactions

Currently projected to be required Q1 2017 per Management

Source: MEP management; public filings

EVERCORE

18

MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Situation Analysis

Standalone Midcoast Financial Projections – Assumptions

- The Midcoast Financial Projections, as provided by Midcoast management in December 2016 and utilized herein by Evercore, incorporate the following assumptions:

	For the Years Ending December 31,				
	2016E	2017E	2018E	2019E	2020E
Commodity Prices [1]					
Natural Gas - Henry Hub ($/MMBtu) - Midcoast Financial Projections	$2.90	$3.15	$3.28	$3.58	$3.59
Crude Oil - WTI ($/Bbl) - Midcoast Financial Projections	$48.64	$51.34	$61.60	$70.25	$78.86
NGLs ($/gal)					
Ethane	$0.23	$0.26	$0.32	$0.34	$0.38
Propane	0.53	0.63	0.74	0.86	0.98
Isobutane	0.69	0.67	0.93	1.07	1.20
Normal Butane	0.68	0.67	0.91	1.05	1.17
Natural Gasoline	0.98	1.00	1.29	1.48	1.65

- 2016E and 2017E pricing assumptions based on the forward curve as of July 11th, 2016; 2018E – 2020E price assumptions utilize various weightings to combine the forward curve with estimates from PIRA Price Outlook and WoodMac
- EBITDA, maintenance capital expenditures and growth capital expenditures through 2020E per MEP management
  - Assumes no additional third-party or related-party acquisitions or divestitures
- Growth capital expenditures funded with revolver borrowings
- Assumes MEP reduces current $1.43 distribution per LP unit to $0.00, $0.12, $0.12 and $0.17 in each of 2017E, 2018E, 2019E and 2020E
  - Assumes the Distribution Support Agreement not utilized post December 31, 2016 per MEP management
  - Assumes subordinated units convert to common units in February 2017
- Assumes preferred equity issuance to EEP of 274.6 million and an additional 23.9 million Class C units at an assumed price MEP unit price of $1.38 and $1.50 in 2017E and 2018E, respectively, based on projected MEP unit price following distribution reduction per management
  - Assumes Class C units convert into MEP common units in 2019

Source: MEP management; Bloomberg
1. Management price deck: combination of forward curve and third party estimates

EVERCORE

19

MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Situation Analysis

Midcoast Financial Projections – Pricing Comparison

- The Midcoast Financial Projections pricing assumptions as compared to forward curve pricing as of December 16, 2016 is as follows:

	For the Years Ending December 31,				
	2016E	2017E	2018E	2019E	2020E
Commodity Prices					
Natural Gas - Henry Hub ($/MMBtu) - Midcoast Financial Projections	$2.90	$3.15	$3.28	$3.58	$3.59
Natural Gas - Henry Hub ($/MMBtu) - Forward Curve	NA	3.41	3.07	2.89	2.89
% of Forward Curve	***NA***	***92.5%***	***106.7%***	***123.8%***	***124.6%***
Crude Oil - WTI ($/Bbl) - Midcoast Financial Projections	$48.64	$51.34	$61.60	$70.25	$78.86
Crude Oil - WTI ($/Bbl) - Forward Curve	NA	54.82	55.15	54.60	54.60
% of Forward Curve	***NA***	***93.6%***	***111.7%***	***128.7%***	***144.4%***

Natural Gas Pricing Comparison ($/MMBtu)


$4.00
$3.50
$3.00
$2.50
Midcoast Financial Projections Pricing
Forward Curve
$3.59
$2.89
2016E
2017E
2018E
2019E
2020E
2020E

Crude Oil Pricing Comparison ($/Bbl)


$100.00
$85.00
$70.00
$55.00
$40.00
Midcoast Financial Projections Pricing
Forward Curve
$78.86
$54.60
2016E
2017E
2018E
2019E
2020E
2020E

Source: MEP management; Bloomberg; FactSet
Note: Forward curve pricing as of December 16, 2016

EVERCORE
20
MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Situation Analysis

Midcoast Financial Projections

($ in millions, except per unit amounts)

	For the Years Ending December 31,					CAGR
	2016E	2017E	2018E	2019E	2020E	2016E-2020E
Wellhead Volumes (BBtud)						
East Texas	944	958	974	977	985	
North Texas	204	190	183	180	179	
Anadarko	557	461	450	520	575	
Total Wellhead Volumes	1,705	1,608	1,607	1,677	1,739	
NGL Throughput (Bpd) [1]						
East Texas	20,725	20,432	20,581	20,581	20,581	
North Texas	15,446	14,203	13,689	13,499	13,381	
Anadarko	36,697	33,668	33,450	39,023	43,404	
Total NGL Throughput	72,868	68,303	67,720	73,102	77,365	
MOLP Asset EBITDA	**$170.3**	**$95.2**	**$116.8**	**$155.3**	**$203.9**	**4.6%**
MEP Adjusted EBITDA	$83.9	$44.0	$55.1	$74.8	$99.8	4.4%
Less: Interest Expense	(34.5)	(33.7)	(23.5)	(25.8)	(25.7)	
Less: Maintenance Capital Expenditures	(15.5)	(18.0)	(17.5)	(20.1)	(22.5)	
Plus: G&A Abatement	12.9	12.9	12.9	12.9	12.9	
Plus: Other	4.2	4.6	3.8	5.0	4.7	
Plus: Distribution Support Agreement	14.9	--	--	--	--	
Distributable Cash Flow	$66.0	$9.8	$30.7	$46.8	$69.2	1.2%
Distributed Cash Flow	$66.0	$0.0	$5.5	$42.1	$59.6	(2.5%)
Weighted Average LP Units Outstanding	45.2	45.2	45.2	343.7	343.7	
Weighted Average Class C Units Outstanding	--	274.6	298.5	--	--	
DCF / LP Unit	$1.43	$0.21	$0.67	$0.13	$0.20	
Distribution / LP Unit	1.43	0.00	0.12	0.12	0.17	
Total Coverage	1.00x	0.00x	5.54x	1.11x	1.16x	
Distributable Cash Flow Surplus / (Shortfall)	$--	$9.8	$25.2	$4.7	$9.6	
Growth Capital Expenditures (Net to MEP)	$17.4	$7.8	$28.0	$38.7	$44.5	
Capital Structure						
Total Debt	$845.5	$518.0	$516.7	$523.2	$533.0	
Credit Metrics						
Standalone Total Debt / Consolidated EBITDA	4.3x	4.3x	3.6x	2.9x	2.3x	
Consolidated EBITDA	$195.3	$120.2	$141.8	$180.3	$228.9	

Source: MEP management
1. Excludes condensate and VRU volumes

EVERCORE

21

MIDCOAST ENERGY PARTNERS

Preliminary Draft— Confidential Midcoast Situation Analysis MOLP Asset EBITDA ($ in millions) MOLP Asset EBITDA $400.0 $320.0 $259.0 2017E EBITDA Needed to Maintain a $1.43 $240.0 Distribution at 1.0x Coverage1: $204.1 $224.0 $203.9 $170.3 $155.3 $160.0 $116.8 $95.2 $80.0 $— 2014A 2015A 2016E 2017E 2018E 2019E 2020E Source: MEP management; public filings 1. Assumes projected Class C units issued in 2017E do not convert or require a cash distribution per the Midcoast Financial Projections 22

Preliminary Draft – Confidential III. Midcoast Preliminary Valuation

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Valuation Methodologies

- Evercore analyzed the value of the MEP common units utilizing the following methodologies:

Methodology	Description	Metrics/Assumptions
Discounted Cash Flow Analysis	■ Values MEP common units based on the concept of the time value of money ■ Utilizing the Midcoast Financial Projections as previously reviewed herein, Evercore: ▸ Utilized varying weighted average cost of capital ("WACC") discount rates and applied various perpetuity growth rates to derive after-tax valuation ranges for MOLP ▸ Calculated terminal values based on a range of multiples of EBITDA derived from precedent transactions as well as assumed perpetuity growth rates	■ Tax depreciation utilizes a 7-year MACRS depreciation schedule ■ EBITDA exit multiple of 8.0x to 9.0x ■ Perpetuity growth rate of 2.00% to 3.00% ■ WACC of 9.5% to 10.5% based on CAPM ■ Tax rate of 35.0% based on unitholders' tax rates ■ Discounted the projected cash flows to the assumed March 31, 2017 transaction date
Discounted Distribution Analysis	■ Valuation based on the present value of the future cash distributions to MEP unitholders	■ Projected distributions based on Midcoast Financial Projections Terminal yield range of 15.0% to 25.0% ■ Cost of equity of 21.0% to 22.0% based on CAPM and cost of equity of 11.5% to 12.5% based on expected total return for similar MLPs
Precedent M&A Transaction Analysis	■ Values MEP common units based on multiples of transaction value to EBITDA in historical transactions involving natural gas gathering and processing assets	■ Enterprise value / current year EBITDA and Enterprise Value/2018E EBITDA multiples applied to 2017E and 2018E EBITDA ■ The resulting values are discounted at a 10.0% midpoint WACC discount rate based on the assumed March 31, 2017 transaction date
Peer Group Trading Analysis	■ Values MEP common units based on current market enterprise value multiples of relevant EBITDA for selected comparable (i) Gathering and Processing MLPs with Commodity Price Sensitivity/Producer Volume Exposure and (ii) Gathering and Processing MLPs	■ Enterprise value / EBITDA multiples applied to 2017E EBITDA and 2018E EBITDA
Premiums Paid Analysis	■ Values MEP common units based on 1-Day, 10-Day and 30-Day premiums paid in historical transactions since 2011 of (i) MLP Buy-Ins and (ii) MLP Mergers	■ Historical MLP Merger Premium range applied to relevant 1-Day, 10-Day and 30-Day MEP unit prices

EVERCORE 23 MIDCOAST ENERGY PARTNERS

Preliminary Draft— Confidential Midcoast Preliminary Valuation Summary Valuation Analysis – MEP Unit Discounted Distributions Wall Street Research Precedent M&A Discounted Cash Flow Peer Group Trading Premiums Paid Price Targets (Reference Transactions CAPM Expected Market Return Only) $9.00 Midcoast Financial Projections Case MLP Buy-Ins $7.98 $7.91 All MLP Mergers Current MEP Unit Price as of December 16, 2016: $7.05 $7.00 $6.50 $6.60 $6.66 $6.00 Proposed Consideration: $6.25 $5.00 $3.69 $3.00 $2.39 $1.57 $1.65 $1.07 $1.00 $0.82 $0.98 $0.75 $0.58 ($0.07) ($1.00) 9.5%—10.5% WACC 15.0%—25.0% Terminal Yield 2017E MOLP 2017E MOLP Precedent MLP Mergers Wall Street Research from 2020E MOLP EBITDA 21.0%—22.0% Equity Cost of 11.5%—12.5% Equity Cost of Asset EBITDA Asset EBITDA 1-Day, 10-Day and 30-Day Wells Fargo, Credit Suisse Exit Multiple of Capital Based on CAPM Capital Based on Total at 7.0x—10.0x at 9.5x—11.5x Premiums Paid and UBS 8.0x—9.0x Expected Market Return EBITDA Multiple EBITDA Multiple Perpetuity Growth Rate of 2018E MOLP 2018E MOLP 2.00%—3.00% Asset EBITDA Asset EBITDA at 7.0x—10.0x at 9.5x—10.5x EBITDA Multiple EBITDA Multiple 24

Preliminary Draft— Confidential Midcoast Preliminary Valuation Discounted Cash Flow Analysis – Assumptions    Evercore utilized a Discounted Cash Flow (“DCF”) Analysis based on the following assumptions:    Effective date of March 31, 2017    EBITDA and capital expenditures through December 31, 2020E per the Midcoast Financial Projections    A 35.0% tax rate    Tax depreciation forecast based on a full tax-basis step-up and a 7-year MACRS depreciation schedule    Midpoint discount rate of 10.0% utilizing a weighted average cost of capital based on the Capital Asset Pricing Model (“CAPM”)    Terminal value based on both: (i) a 8.0x to 9.0x EBITDA exit multiple and (ii) a 2.0% to 3.0% perpetuity growth rate • Tax depreciation is set equal to maintenance capital expenditures in perpetuity 25

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Discounted Cash Flow Analysis

($ in millions, except per unit amounts)

Summary Results

	For the Nine Months Ending December 31, 2017E	For the Years Ending December 31, 2018E	2019E	2020E	Terminal Value: EBITDA Exit Multiple		Terminal Value: Perpetuity Growth Rate
MOLP Asset EBITDA	$71.4	$116.8	$155.3	$203.9	$203.9		$203.9
Less: Tax Depreciation and Amortization	(192.8)	(346.1)	(277.0)	(233.2)			(43.5)
EBIT	($121.4)	($229.3)	($121.7)	($29.3)			$160.4
Less: Cash Taxes @ 35.0%	–	–	–	–			(56.1)
EBIAT	($121.4)	($229.3)	($121.7)	($29.3)			$104.2
Plus: Tax Depreciation and Amortization	192.8	346.1	277.0	233.2			43.5
Less: Maintenance Capital Expenditures	(26.1)	(34.0)	(39.0)	(43.5)			(43.5)
Less: Growth Capital Expenditures	(11.4)	(54.3)	(75.1)	(86.2)			–
Unlevered Free Cash Flow	$33.9	$28.5	$41.3	$74.1			$104.2
EBITDA Multiple / Perpetuity Growth Rate					8.5x		2.5%
Terminal Value					$1,732.9		$1,424.5
PV of Terminal Value @ 10.0%					$1,212.2	-	$996.4
Plus: PV of Unlevered Free Cash Flow @ 10.0%						145.7	
Plus: PV of 0.5x 2020E NOL Tax Benefit @ 10.0%						61.4	
Implied Enterprise Value					$1,419.2	-	$1,203.5
Less: Projected Consolidated Debt as of March 31, 2017[1]						(785.5)	
Plus: Projected Consolidated Cash as of March 31, 2017[1]						104.5	
Less: Implied Minority Interest[2]					(357.3)	-	(252.9)
MEP Equity Value					$380.9	-	$269.6
Projected Units Outstanding (LP + GP) as of March 31, 2017[1]						117.9	
Implied MEP Unit Price					**$3.23**	**-**	**$2.29**

EBITDA Exit Multiple Sensitivities

WACC	EBITDA Multiple: 7.5x	8.0x	8.5x	9.0x	9.5x
9.0%	$2.81	$3.15	$3.49	$3.83	$4.17
9.5%	2.69	3.03	3.36	3.69	4.02
10.0%	2.58	2.91	3.23	3.56	3.88
10.5%	2.47	2.79	3.11	3.43	3.75
11.0%	2.37	2.68	3.00	3.31	3.63

Perpetuity Growth Rate Sensitivities

WACC	Perpetuity Growth Rate: 1.5%	2.0%	2.5%	3.0%	3.5%
9.0%	$2.43	$2.79	$3.21	$3.69	$4.26
9.5%	2.05	2.36	2.71	3.12	3.60
10.0%	1.71	1.98	2.29	2.64	3.04
10.5%	1.41	1.65	1.92	2.22	2.56
11.0%	1.14	1.35	1.59	1.85	2.15

Source: MEP management
1. Pro forma for an assumed $97 million issuance of MEP Class C units to EEP at an assumed MEP unit price of $1.38 per MEP management
2. Minority interest equal to total MEP equity value divided by MEP's 51.6% interest in MOLP multiplied by EEP's 48.4% interest in MOLP

EVERCORE
26
MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Discounted Distribution Analysis

- The analysis below sets forth MEP's projected annual distribution per unit assuming the Midcoast Financial Projections without the assumed distribution increase in 2020E, discounted at a cost of equity for MEP ranging between 21.0% and 22.0% based on CAPM and 11.5% to 12.5% based on the total expected market return

Summary Results

	For the Nine Months Ending December 31,	For the Years Ending December 31,			Terminal Value		
	2017E	2018E	2019E	2020E	Low	-	High
MEP Standalone Distribution per LP Unit	$0.00	$0.12	$0.12	$0.17		$0.17	
Terminal Yield[1]					25.0%	-	15.0%
Terminal Value					$0.68		$1.13
Equity Cost of Capital Based on CAPM							
PV @ 20.5% of Value per MEP Common Unit					$0.60	-	$0.83
PV @ 21.0% of Value per MEP Common Unit					**0.60**	**-**	**0.82**
PV @ 21.5% of Value per MEP Common Unit					**0.59**	**-**	**0.81**
PV @ 22.0% of Value per MEP Common Unit					**0.58**	**-**	**0.80**
PV @ 22.5% of Value per MEP Common Unit					0.57	-	0.79
Implied MEP Common Unit Value Range - Based on CAPM					**$0.58**	**-**	**$0.82**
Equity Cost of Capital Based on Expected Market Return							
PV @ 11.0% of Value per MEP Common Unit					$0.78	-	$1.09
PV @ 11.5% of Value per MEP Common Unit					**0.77**	**-**	**1.07**
PV @ 12.0% of Value per MEP Common Unit					**0.76**	**-**	**1.06**
PV @ 12.5% of Value per MEP Common Unit					**0.75**	**-**	**1.04**
PV @ 13.0% of Value per MEP Common Unit					0.74	-	1.03
Implied MEP Common Unit Value Range - Based on Expected Market Return					**$0.75**	**-**	**$1.07**

1. MEP yield range over past three months of 16.2% to 24.2%, with an average of 19.2% as of December 16, 2016

EVERCORE
27
MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Precedent M&A Transactions – Gathering and Processing Transactions

($ in millions)

Date Announced	Acquiror / Target (Seller)	Transaction Value	EBITDA Multiple
09/16	Rice Midstream Partners, LP / 30 miles of dry gas gathering assets and compression assets (Rice Midstream, Inc.)	$600.0	13.3x
07/16	Sanchez Production Partners LP / 50% interest in Carnero Gathering, LLC (Sanchez Energy Corp)	44.4	6.3
02/16	Summit Midstream Partners, LP / Summit Utica, Meadowlark Midstream, Tioga Midstream and 40.0% of Ohio Gathering (Summit Midstream Partners, LLC)	1,200.0	5.9
02/16	Western Gas Partners, LP / Springfield Pipeline LLC (Anadarko Petroleum Corporation)	750.0	5.8
12/15	I Squared Capital / San Juan Basin Gathering System (WPX Energy, Inc.)	309.0	14.3
12/15	EnLink Midstream Partners, LP / Tall Oak Midstream, LLC	1,550.0	13.0
11/15	Meritage Midstream Services IV, LLC / Rocky Mountain Infrastructure LLC (Bonanza Creek Energy, Inc.)	255.0	11.9
09/15	Sanchez Production Partners LP / Pipeline, Gathering and Compression Assets in Western Catarina (Sanchez Production Partners LP)	345.0	9.3
06/15	Enterprise Products Partners L.P. / 50.1% interest in Eagle Ford Shale Midstream business (Pioneer Natural Resources Company)	2,150.0	10.8
05/15	Southcross Energy Partners, LP / Remaining gathering, treating, compression and transportation assets (Southcross Holdings, LP)	78.0	5.8
04/15	Williams Partners L.P. / 21% equity interest in Utica East Ohio Midstream LLC (EV Energy Partners, L.P.)	575.0	15.1
03/15	Howard Midstream Energy Partners, LLC / Northeast Pennsylvania gathering assets (Southwestern Energy Company)	500.0	12.0
03/15	EQT Midstream Partners, LP / Northern West Virginia Marcellus Gathering System (EQT Corporation)	1,050.0	9.8
03/15	Western Gas Partners, LP / 50% interest in the Delaware Basin JV gathering system (Anadarko Petroleum Corporation)	176.0	8.8
02/15	Enlink Midstream Partners, LP / Coronado Midstream Holdings LLC	600.0	19.3
01/15	Marlin Midstream Partners / Legacy Gathering System (Azure Midstream Energy, LLC)	162.5	10.9
10/14	Western Gas Partners, LP / Nuevo Midstream LLC	1,500.0	16.5
10/14	American Midstream Partners, LP / Costar Midstream LLC (Energy Spectrum Partners and Costar Management)	470.0	10.5
06/14	Midcoast Energy Partners, L.P. / 12.6% interest in Midcoast Operating, L.P. (Enbridge Energy Partners, L.P.)	350.0	10.0
05/14	QEP Midstream Partners, LP / Green River Processing, LLC (QEP Resources, Inc.)	230.0	11.0
04/14	EQT Midstream Partners, LP / Jupiter Natural Gas Gathering System (EQT Corporation)	1,180.0	10.1
03/14	Summit Midstream Partners, LP / Red Rock Gathering Company, LLC (Summit Midstream Partners, LLC)	305.0	8.6
01/14	American Midstream Partners, LP/Eagle Ford Shale Natural Gas Midstream Assets (Penn Virginia Corporation)	100.0	12.5
	2014 - YTD 2016		
	Mean		**10.9x**
	Median		**10.8**
	YTD 2016 Only		
	Mean		**7.8x**
	Median		**6.1**

Source: Public filings

EVERCORE

28

MIDCOAST ENERGY PARTNERS

Preliminary Draft—Confidential Midcoast Preliminary Valuation Precedent M&A Transactions Analysis($ in millions, except per unit amounts) Precedent M&A Transactions 2017E MOLP Asset EBITDA$95.2 Relevant EBITDA Multiple7.0x-10.0x Implied Value$666.1-$951.6 2018E MOLP Asset EBITDA$116.8 Relevant EBITDA Multiple7.0x-10.0x Implied Enterprise Value Range on March 31, 2018$817.4-$1,167.8 Implied Enterprise Value Range on March 31, 2017 @ 10.0% Discount Rate$743.1-$1,061.6 Less: Present Value of Growth Capex from March 31, 2017 to March 31, 2018 @ 10.0% Discount Rate(23.0) Implied Value$720.1-$1,038.6 Relevant Enterprise Value$666.1-$1,038.6 Less: Projected Consolidated Debt as of March 31, 20171(785.5) Plus: Projected Consolidated Cash as of March 31, 20171104.5 Less: Implied Minority Interest 27.2-(173.1) MEP Equity Value($7.7)-$184.5 Projected Units Outstanding (LP + GP) as of March 31, 20171117.9 Implied MEP Unit Price($0.07)-$1.57 Source: MEP management 1.Pro forma for an assumed $97 million issuance of MEP Class C units to EEP at an assumed MEP unit price of $1.38 per MEP management 2.Minority interest equal to total MEP equity value divided by MEP’s 51.6% interest in MOLP multiplied by EEP’s 48.4% interest in MOLP 29

Midcoast Preliminary Valuation

Preliminary Draft - Confidential

Peer Group Trading Analysis

($ in millions, except per unit amounts)

Gathering and Processing MLP Peers

Partnership	Price 12/16/16	Equity Value	Enterprise Value	Enterprise Value / EBITDA 2017E	2018E	2019E	Distribution Yield Current	2017E	2018E	Distribution Growth	Total Return	Fee-Based Cash Flow
Gathering & Processing MLPs with Commodity Price Sensitivity/Producer Volume Exposure												
American Midstream Partners, LP	$17.30	$901	$2,035	11.1x	10.6x	8.7x	9.5%	9.8%	10.3%	4.1%	13.6%	90.0%
Azure Midstream Partners, LP	0.94	11	172	NA	NA	NA	NA	NA	NA	NM	NM	37.0%
Crestwood Equity Partners LP	24.60	1,699	4,004	9.7	9.0	8.1	9.8%	9.8%	10.0%	8.6%	18.4%	37.0%
DCP Midstream Partners, LP	36.52	4,203	6,461	11.0	10.3	9.5	8.5%	8.5%	8.5%	1.0%	9.6%	60.0%
Enable Midstream Partners, LP	15.87	6,861	10,188	11.8	10.9	10.3	8.0%	8.0%	8.1%	2.4%	10.4%	86.0%
Southcross Energy Partners, L.P.	1.52	102	647	8.4	NA	NA	NA	NA	NA	NM	NM	86.0%
Mean				**10.4x**	**10.2x**	**9.2x**	**9.0%**	**9.0%**	**9.2%**	**4.0%**	**13.0%**	**66.0%**
Median				**11.0**	**10.5**	**9.1**	**9.0%**	**9.1%**	**9.3%**	**3.2%**	**12.0%**	**73.0%**
Excluding AZUR and SXE												
Mean				**10.9x**	**10.2x**	**9.2x**	**9.0%**	**9.0%**	**9.2%**	**4.0%**	**13.0%**	**68.3%**
Median				**11.0**	**10.5**	**9.1**	**9.0%**	**9.1%**	**9.3%**	**3.2%**	**12.0%**	**73.0%**
Midcoast Energy Partners, L.P.	**$7.05**	**$325**	**$1,479**	**13.5x**	**11.0x**	**9.5x**	**20.3%**	**20.3%**	**20.3%**	**NM**	**NM**	**90.0%**
Gathering & Processing MLPs												
Antero Midstream Partners LP	$28.00	$4,964	$5,765	10.8x	8.0x	6.9x	3.8%	4.7%	5.9%	21.4%	25.2%	100.0%
CONE Midstream Partners LP	22.24	1,442	2,126	15.3	13.4	9.1	4.7%	5.4%	6.1%	13.4%	18.2%	100.0%
EnLink Midstream Partners, LP	17.12	5,842	10,177	11.7	10.5	10.0	9.1%	9.1%	9.1%	0.8%	9.9%	95.0%
Noble Midstream Partners LP	36.13	1,149	1,172	10.3	7.0	6.7	4.2%	4.7%	5.6%	NM	NM	100.0%
PennTex Midstream Partners, LP	14.71	591	740	9.9	8.9	6.0	8.0%	9.0%	9.9%	9.8%	17.9%	100.0%
Rice Midstream Partners LP	22.38	2,281	2,432	12.2	9.0	6.9	4.2%	4.9%	5.9%	18.1%	22.3%	100.0%
Summit Midstream Partners, LP	22.75	1,673	2,902	8.9	7.8	6.9	10.1%	10.2%	10.5%	3.1%	13.2%	98.0%
Tallgrass Energy Partners, LP	45.44	3,315	4,746	8.4	6.4	5.5	7.0%	8.0%	9.5%	10.6%	17.6%	95.0%
Western Gas Partners, LP	55.85	8,132	11,690	10.3	8.7	7.2	6.1%	6.5%	7.0%	5.1%	11.2%	91.0%
Mean				**10.9x**	**8.9x**	**7.2x**	**6.4%**	**6.9%**	**7.7%**	**10.3%**	**16.9%**	**97.7%**
Median				**10.3**	**8.7**	**6.9**	**6.1%**	**6.5%**	**7.0%**	**10.2%**	**17.7%**	**100.0%**

Source: Public filings and FactSet
Note: Midcoast EBITDA multiples based on IBES consensus data

EVERCORE
30
MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Peer Group Trading Analysis

($ in millions, except per unit amounts)

Peer Group Trading Analysis

2017E MOLP Asset EBITDA		$95.2	
Relevant EBITDA Multiple	9.5x	-	11.5x
Implied Enterprise Value Range	**$904.0**	**-**	**$1,094.3**
2018E MOLP Asset EBITDA		$116.8	
Relevant EBITDA Multiple	9.5x	-	10.5x
Implied Enterprise Value Range	**$1,109.4**	**-**	**$1,226.2**

Relevant Enterprise Value Range	$904.0	-	$1,226.2
Less: Projected Consolidated Debt as of March 31, 2017[1]		(785.5)	
Plus: Projected Consolidated Cash as of March 31, 2017[1]		104.5	
Less: Implied Minority Interest[2]	(107.9)	-	(263.9)
MEP Equity Value	$115.1	-	$281.3
Projected Units Outstanding (LP + GP) as of March 31, 2017[1]		117.9	
Implied MEP Unit Price	**$0.98**	**-**	**$2.39**

Source: MEP management

1. Pro forma for an assumed $97 million issuance of MEP Class C units to EEP at an assumed MEP unit price of $1.38 per MEP management
2. Minority interest equal to total MEP equity value divided by MEP's 51.6% interest in MOLP multiplied by EEP's 48.4% interest in MOLP

EVERCORE

31

MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

MLP Mergers and MLP Buy-Ins Premiums Paid Analysis

($ in millions, except per unit amounts)

		Transaction			Premium		
Date Announced	Acquiror(s) / Target	Consideration	Equity Value	Enterprise Value	1-Day	10-Day	30-Day
11/01/16	**Columbia Pipeline Group, Inc. / TransCanada Corporation / Columbia Pipeline Partners LP**	**Cash-for-Unit**	**$915.3**	**$2,668.7**	**6.3%**	**4.3%**	**5.3%**
10/24/16	American Midstream Partners, LP / JP Energy Partners LP	Unit-for-Unit	304.9	455.0	14.5%	14.8%	12.1%
08/01/16	**Transocean Ltd. / Transocean Partners LLC**	**Stock-for-Unit**	**862.8**	**1,605.0**	**15.0%**	**3.2%**	**(3.2%)**
05/30/16	**SemGroup Corporation / Rose Rock Midstream, L.P.**	**Stock-for-Unit**	**906.5**	**1,669.9**	**0.0%**	**16.8%**	**39.0%**
11/03/15	**Targa Resources Corp. / Targa Resources Partners LP**	**Stock-for-Unit**	**6,673.1**	**7,216.2**	**18.4%**	**11.0%**	**14.9%**
10/26/15	**Western Refining, Inc. / Northern Tier Energy LP**	**Cash/Stock-for-Unit**	**2,513.6**	**2,746.4**	**14.0%**	**11.5%**	**12.7%**
07/13/15	MPLX LP / MarkWest Energy Partners, L.P.	Unit-for-Unit	15,736.0	19,956.0	31.6%	36.6%	29.8%
05/13/15	**The Williams Companies, Inc. / Williams Partners L.P.**	**Stock-for-Unit**	**34,237.6**	**54,142.3**	**17.9%**	**11.8%**	**13.5%**
05/06/15	**Crestwood Equity Partners LP / Crestwood Midstream Partners LP**	**Unit-for-Unit**	**3,532.6**	**6,251.3**	**17.2%**	**20.1%**	**27.6%**
01/26/15	Energy Transfer Partners, L.P. / Regency Energy Partners LP	Unit-for-Unit	11,155.6	17,955.6	13.2%	23.2%	10.6%
10/27/14	Access Midstream Partners LP / Williams Partners L.P.	Unit-for-Unit	25,925.8	37,006.8	6.5%	15.6%	8.4%
10/13/14	Targa Resource Partners LP / Atlas Pipeline Partners, L.P.	Unit-for-Unit	4,065.4	5,908.8	15.0%	8.1%	3.0%
10/01/14	Enterprise Products Partners L.P. / Oiltanking Partners L.P.	Unit-for-Unit	5,823.0	6,051.0	5.6%	1.9%	6.8%
08/10/14	**Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.**	**Stock-for-Unit**	**36,689.1**	**58,551.1**	**12.0%**	**6.9%**	**10.7%**
08/10/14	**Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.**	**Stock-for-Unit**	**5,288.5**	**10,021.5**	**15.4%**	**8.9%**	**7.3%**
10/10/13	Regency Energy Partners LP / PVR Partners, L.P.	Unit-for-Unit	3,899.3	5,664.3	25.6%	23.7%	23.7%
08/27/13	**Plains All American Pipeline, L.P. / PAA Natural Gas Storage LP**	**Unit-for-Unit**	**1,713.6**	**2,271.9**	**8.5%**	**11.9%**	**7.2%**
05/07/13	**Pioneer Natural Resources Company / Pioneer Southwest Energy Partners L.P.**	**Stock-for-Unit**	**933.0**	**1,086.0**	**23.0%**	**27.5%**	**9.6%**
05/06/13	Inergy Midstream, L.P. / Crestwood Midstream Partners LP	Unit-for-Unit	1,614.7	2,402.0	4.6%	13.1%	8.1%
01/29/13	Kinder Morgan Energy Partners, L.P. / Copano Energy, L.L.C.	Unit-for-Unit	3,777.5	4,724.3	21.8%	22.5%	36.7%
02/23/11	Enterprise Products Partners L.P. / Duncan Energy Partners L.P.	Unit-for-Unit	2,405.0	3,302.8	27.9%	29.6%	27.4%

All Transactions	1-Day	10-Day	30-Day
Median	**15.0%**	**13.1%**	**10.7%**
Mean	**15.0%**	**15.4%**	**14.8%**
Max	**31.6%**	**36.6%**	**39.0%**
Min	**0.0%**	**1.9%**	**(3.2%)**

MLP Buy-Ins	1-Day	10-Day	30-Day
Median	**15.0%**	**11.5%**	**10.7%**
Mean	**13.4%**	**12.2%**	**13.1%**
Max	**23.0%**	**27.5%**	**39.0%**
Min	**0.0%**	**3.2%**	**(3.2%)**

Source: Public filings

EVERCORE

32

MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Summary of MLP Buy-Ins Since 2013

($ in millions, except per unit amounts)

Parent / MLP	Announce - Close	1-Day Premium	Majority of Minority Vote	Public S-4 Merger Proxy Filed	Target Projected Growth Rate	All-Stock Acquisition
Transocean Ltd. / Transocean Partners LLC	8/1/2016 – 12/9/2016 (4 months)	15.0%	✓	✓	Decline	✓
SemGroup Corporation / Rose Rock Midstream, L.P.	5/31/2016 – 9/30/2016 (4 months)	0.0%		✓	Flat	✓
Targa Resources Corp. / Targa Resources Partners LP	11/3/2015 – 2/19/2016 (3 months)	18.4%		✓	Flat	✓
Western Refining, Inc. / Northern Tier Energy LP	10/26/2015 – 6/23/2016 (8 months)	14.0%		✓	Growth	
The Williams Companies, Inc. / Williams Partners L.P.	5/13/2015 – Terminated	17.9%		✓[1]	Growth	✓
Crestwood Equity Partners LP / Crestwood Midstream Partners LP	5/6/2015 – 9/30/2015 (4 months)	17.2%		✓	Flat	✓
Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.	8/10/14 – 11/26/2014 (3 months)	12.0%		✓	Growth	✓[2]
Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.	8/10/2014 – 11/26/2014 (3 months)	15.4%		✓	Flat	✓[2]
Plains All American Pipeline, L.P. / PAA Natural Gas Storage LP	8/27/2013 – 12/31/2013 (4 months)	8.5%		✓	Decline	✓

Source: Public filings; investor presentations

1. S-4 required, but not filed due to interloper bid by Energy Transfer Equity, L.P.
2. Public common unit holders could elect cash or stock consideration

Evercore 33 Midcoast Energy Partners

Preliminary Draft - Confidential

Midcoast Preliminary Valuation

Summary of MLP Buy-Ins Since 2013 (cont'd)

($ in millions, except per unit amounts)

Parent / MLP	Premium (1-Day/10-Day/30-Day)	Parent LP Ownership of MLP	Primary Parent Assets	Primary MLP Assets	Pro Forma Entity
Transocean Ltd. / Transocean Partners LLC	15.0%/3.2%/(3.2%)	71.3% LP Interest	Fleet of 56 drilling rigs from 2nd gen jackups to 6th gen drillships; 49% interest in MLP's assets	51% interest in subsidiary companies that own two 6th gen drillships / one 6th gen Semi	Transocean will have full ownership interest in the three assets
SemGroup Corporation / Rose Rock Midstream, L.P.	0.0%/16.9%/60.0%	56.0% LP Interest	Large diversified midstream asset positon in multiple basins across North America	Primarily owns the White Cliffs Pipeline and storage assets located in Cushing, OK	Assets combined back into SemGroup
Targa Resources Corp. / Targa Resources Partners LP	18.4%/11.0%/14.9%	8.8% LP Interest	GP / IDRs	Diversified gathering, processing, storage, fractionation and LPG exports	Elimination of GP/ IDRs; **Same Primary Operating Assets**
Western Refining, Inc. / Northern Tier Energy LP	14.0%/11.5%/12.7%	38.4% LP Interest	Refineries and service stations located in the U.S. Southwest; 66% LP of Interest & IDRs of Western Refining Logistics, L.P.	Downstream energy company with refinery and convenient store interests	Assets combined back into Western
The Williams Companies, Inc. / Williams Partners L.P.	17.9%/11.8%/13.5%	57.7% LP Interest	GP / IDRs	Large diversified midstream asset positon in multiple basins across North America	Elimination of GP/ IDRs; **Same Primary Operating Assets**
Crestwood Equity Partners LP / Crestwood Midstream Partners LP	17.2%/20.1%/27.6%	26.0% LP Interest	GP / IDRs	Diversified gathering, processing, storage and supply and logistics	Elimination of GP/ IDRs; **Same Primary Operating Assets**
Kinder Morgan, Inc. / Kinder Morgan Energy Partners, L.P.	12.0%/6.9%/10.7%	8.0% LP Interest	GP / IDRs	Large diversified midstream asset positon in multiple basins across North America	Elimination of GP/ IDRs; **Same Primary Operating Assets**
Kinder Morgan, Inc. / El Paso Pipeline Partners, L.P.	15.4%/8.9%/7.3%	41.0% LP Interest	GP / IDRs	Large diversified midstream asset positon in multiple basins across North America	Elimination of GP/ IDRs; **Same Primary Operating Assets**
Plains All American Pipeline, L.P. / PAA Natural Gas Storage LP	8.5%/11.9%/7.2%	46.0% LP Interest	Crude oil, refined product, and NGL midstream assets across North America	Owner and operator of natural gas storage facilities	Storage assets combined back into PAA

Source: Public filings; investor presentations

EVERCORE

34

Midcoast Energy Partners

Preliminary Draft - Confidential Midcoast Preliminary Valuation MLP Buy-In Premiums Paid Analysis Premiums Paid Analysis – MLP Buy-Ins 1-Day 10-Day 30-Day Relevant Unit Price $6.70 $6.00 $7.00 Historical MLP Merger Premium Range 13.0% - 17.0% 10.0% - 14.0% 10.0% - 14.0% Implied Transaction Price Range $7.57 - $7.83 $6.60 - $6.84 $7.70 - $7.98 Premiums Paid Analysis – All Transactions 1-Day 10-Day 30-Day Relevant Unit Price $6.70 $6.00 $7.00 Historical MLP Merger Premium Range 13.0% - 17.0% 11.0% - 15.0% 9.0% - 13.0% Implied Transaction Price Range $7.57 - $7.83 $6.66 - $6.90 $7.63 - $7.91 Source: Public filings; FactSet

Preliminary Draft – Confidential IV. Overview of Potential Standalone Alternatives

Preliminary Draft— Confidential Overview of Potential Standalone Alternatives    If MEP were to proceed as a standalone entity, certain factors need to be considered:    ENB/EEP has attempted to sell MEP • Resulted in limited interest, with no final, binding bids    As the standalone projections demonstrate, a distribution cut would need to be made by roughly the first quarter of 2017 • Under a unit price reduction, however, precedents suggest a negative unit price outcome unless the distribution cut is combined with another event (preferred, asset sale or an elimination of IDRs) • For MEP to sufficiently maintain a $1.43 distribution at 1.0x coverage1: —Commodity prices would need to recover 85.1% from projected levels; or —Natural gas prices would need to increase 39.8%; or —NGL prices would need to increase 36.8%    MEP could issue additional Class C units, but MOLP’s distribution is not sufficient to provide coverage, and the MEP distribution support agreement ends 12/31/2017 1. Assumes projected Class C units issued in 2017E do not convert or require a cash distribution per the Midcoast Financial Projections 36

Sale Process (Summer / Fall 2016) Sale Process Results Large universe of strategic and financial buyers approached in May 2016 80 67 Minimal interest 60 Initial, non-binding indications of interest received: 2 conforming bids for EEP’s 3 interests (MEP GP / MEP LP / MOLP Share) 40 34 ● One bid below market ($150 million) ● One bid above market ($600 million), but buyer 20 passed due to other corporate initiatives, and had done limited analysis 5 2 non-conforming alternatives involving partial 2 portfolio that were deemed unattractive --Buyers CIM Sent Bids Received Conforming Contacted Bids 1 non-conforming alternative involving merger Source: MEP management 37

Preliminary Draft - Confidential

Overview of Potential Standalone Alternatives

2016 Distribution Reduction Relative Trading Impact

Price Performance of Non-Upstream MLPs That Have Reduced Distributions


G&P
Refined Prod.
Compression
Other
SXE Jan 8, 2016
AZUR Feb 1, 2016[1]
AMID Apr 25, 2016 + $225 mm Acquisition Financed with Preferred Equity
CEQP Apr 21, 2016 + $975 mm Asset Sale
GLP Jan 28, 2016
NGL Apr 21, 2016 + $200 mm Preferred Offering
CCLP Jan 22, 2016
APLP May 2, 2016
PAA Jul 12, 2016 + Elimination of IDRs
CLMT Apr 15, 2016
SDLP Jul 26, 2016
60.0%
40.0%
20.0%
--
(20.0%)
(40.0%)
(60.0%)
(80.0%)
(100.0%)
(120.0%)
(100.0%)
(79.0%)
(9.0%)
(12.5%)
(100.0%)
(23.3%)
(13.7%)
(11.1%)
(12.7%)
26.9%
(0.7%)
2.2%
(56.4%)
43.7%
(0.3%)
0.7%
(33.7%)
(17.3%)
2.1%
(1.9%)
(39.0%)
28.7%
(0.6%)
(0.8%)
(24.9%)
(13.6%)
13.8%
3.1%
(50.2%)
(4.4%)
(2.4%)
1.1%
(21.4%)
10.2%
2.2%
(1.4%)
(100.0%)
(52.8%)
10.5%
8.4%
(55.9%)
(39.2%)
(4.1%)
(2.9%)
% Distribution Cut
MLP Price Impact (Five-Day)
Alerian Price Change (Five Day)
Peer Group Price Change (Five Day)

	G&P MLPs	Refined Prod. MLPs	Compression MLPs	Other MLPs	Distribution Reduction + Strategic / Capital Markets Transaction
Average Distribution Reduction	(67.3%)	(31.4%)	(37.5%)	(78.0%)	(32.4%)
Average Price Performance (Five Day)	(7.9%)	7.2%	(9.0%)	(46.0%)	27.4%
Average Price Performance of Peers (Five Day)	(5.2%)	(1.4%)	2.1%	2.8%	0.2%

Source: Partnership filings and Factset

Note: AMID: American Midstream Partners, LP; APLP: Archrock Partners LP; AZUR: Azure Midstream Partners LP; CCLP: CSI Compressco LP; CEQP: Crestwood Equity Partners LP; CLMT: Calumet Specialty Products Partners, L.P.; GLP: Global Partners LP; NGL Energy Partners LP; SDLP: Seadrill Partners LLC; SXE: Southcross Energy Partners, L.P.;

1. On March 8, 2016 AZUR announced it would postpone the release of its 2015 4Q results indicating that it may be in breach of its credit facility

EVERCORE
38
MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Overview of Potential Standalone Alternatives

Commodity Price Recovery Sensitivity

- Based on information provided by MEP management, commodity prices would need to increase **85.1% OR** natural gas volumes or NGL volumes would need to increase by 640 BBtud or 25 MBpd, respectively, in order for 2017E MOLP EBITDA to reach the targeted 2017E EBITDA needed to maintain a $1.43 distribution at 1.0x coverage
  - Projected 2017E natural gas volumes or NGL volumes would need to increase by **39.8% or 36.8%**, respectively, in order for 2017E MOLP EBITDA to achieve the targeted 2017E EBITDA
  - Assumes projected Class C units issued in 2017E do not convert or require a cash distribution per the Midcoast Financial Projections

Targeted 2017E EBITDA	$204
Less: 2017E EBITDA	(95)
Required EBITDA Increase to Achieve Targeted 2017E EBITDA	**$109**
EBITDA Impact	$96
Divided by: Required Change in Commodity Prices per Management	75%
EBITDA Impact / REQUIRED COMMODITY PRICE INCREASE	**$128**
Required EBITDA Increase to Achieve Targeted 2017E EBITDA	$109
Divided by: EBITDA Impact / REQUIRED COMMODITY PRICE INCREASE	$128
Required Increase in Commodity Price to Achieve Targeted 2017E EBITDA	**85.1%**

Targeted 2017E EBITDA	$204
Less: 2017E EBITDA	(95)
Required EBITDA Increase to Achieve Targeted 2017E EBITDA	**$109**
EBITDA Impact	$17
Divided by: Required Natural Gas Volumes Increase (BBtud) per Management	100
EBITDA Impact / REQUIRED NATURAL GAS VOLUME INCREASE	**$0.17**
Required EBITDA Increase to Achieve Targeted 2017E EBITDA	$109
Divided by: EBITDA Impact / REQUIRED NATURAL GAS VOLUME INCREASE	$0.17
Required Increase in Natural Gas Volumes to Achieve Targeted 2017E EBITDA (BBtud)	**640**

Targeted 2017E EBITDA	$204
Less: 2017E EBITDA	(95)
Required EBITDA Increase to Achieve Targeted 2017E EBITDA	**$109**
EBITDA Impact	$13
Divided by: Required NGL Volumes Increase (MBpd) per Management	3
EBITDA Impact / REQUIRED NGL VOLUMES INCREASE	**$4**
Required EBITDA Increase to Achieve Targeted 2017E EBITDA	$109
Divided by: EBITDA Impact / REQUIRED NGL VOLUMES INCREASE	4
Required Increase in NGL Volumes to Achieve Targeted 2017E EBITDA (MBpd)	**25**

Source: MEP management

Evercore
39
Midcoast Energy Partners

Preliminary Draft – Confidential Appendix

Preliminary Draft – Confidential A. Weighted Average Cost of Capital Analysis

Preliminary Draft - Confidential

Weighted Average Cost of Capital Analysis

MEP WACC Analysis – Theoretical Capital Asset Pricing Model

($ in millions, except per unit amounts)

Weighted Average Cost of Capital – CAPM

Equity Cost

Partnership	Unit Price 12/16/16	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta[1]	Unlevered Beta[2]
American Midstream Partners, LP	$17.30	$900.8	$1,131.5	55.7%	1.58	0.87
Azure Midstream Partners, LP	0.94	11.1	171.9	94.0%	2.41	0.22
Crestwood Equity Partners LP	24.60	1,698.9	2,130.0	55.6%	1.43	0.79
DCP Midstream Partners, LP	36.52	4,203.3	2,231.0	34.7%	1.51	1.12
Enable Midstream Partners, LP	15.87	6,860.9	3,339.0	32.7%	1.46	1.11
Southcross Energy Partners, L.P.	1.52	102.4	548.9	84.3%	2.58	0.58
Excluding AZUR and SXE						
Mean				**44.7%**	**1.49**	**0.97**
Median				**45.2%**	**1.49**	**0.99**
Midcoast Energy Partners, L.P.	**$7.05**	**$325.3**	**$848.5**	**72.3%**	**1.89**	**0.70**

WACC

Risk-free Rate[3]	2.9%
Unlevered Beta	0.99
MEP Debt and Preferred / Total Capitalization	72.3%
Adjusted Levered Equity Beta	2.67
Market Risk Premium[4]	6.0%
Small Company Risk Premium[5]	2.5%
Equity Cost of Capital[6]	**21.5%**
Pre-Tax Cost of Debt	8.5%
After-Tax Cost of Debt	5.5%
WACC	**10.0%**

Sensitivity Analysis

Size Premium	Unlevered Beta 0.80	0.90	0.99	1.00	1.10
2.0%	9.0%	9.4%	**9.8%**	9.9%	10.3%
2.5%	9.1%	9.5%	10.0%	10.0%	10.4%
3.0%	9.2%	9.7%	10.1%	10.1%	10.6%
3.5%	9.4%	9.8%	10.2%	10.3%	10.7%
4.0%	9.5%	10.0%	10.4%	10.4%	10.9%

Source: Bloomberg; FactSet
1. Source: Predicted raw betas from FactSet; Adjusted Equity Beta calculated as: (0.67) × Raw Beta +(0.33) × 1.0
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T)); Assumes corporate tax rate of 35.0%
3. 20-year Treasury as of December 16, 2016
4. Source: Duff and Phelps supply-side market risk premium
5. Decile: 9 (2.54%) with equity value range of $209.9 million to $448.1 million
6. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Small Company Risk Premium

EVERCORE
40
Midcoast Energy Partners

Preliminary Draft - Confidential

Weighted Average Cost of Capital Analysis

MEP WACC Analysis – Expected Market Return

($ in millions, except per unit amounts)

Weighted Average Cost of Capital – Expected Market Return

Total Return

Partnership	Unit Price 12/16/16	Market Equity Value	Current Yield	Distribution Growth	Total Return
American Midstream Partners, LP	$17.30	$900.8	9.5%	4.1%	13.6%
Azure Midstream Partners, LP	0.94	11.1	NA	NM	0.0%
Crestwood Equity Partners LP	24.60	1,698.9	9.8%	8.6%	18.4%
DCP Midstream Partners, LP	36.52	4,203.3	8.5%	1.0%	9.6%
Enable Midstream Partners, LP	15.87	6,860.9	8.0%	2.4%	10.4%
Southcross Energy Partners, L.P.	1.52	102.4	NA	NM	0.0%

Excluding AZUR and SXE

Mean	**13.0%**
Median	**12.0%**

WACC

	WACC
Debt and Preferred / Total Capitalization	72.3%
Market Required Equity Return	**12.0%**
Pre-Tax Cost of Debt	8.5%
After-Tax Cost of Debt	5.5%
WACC	**7.3%**

Source: Bloomberg; FactSet

EVERCORE

41

MIDCOAST ENERGY PARTNERS

Preliminary Draft– Confidential B.MidcoastFinancialProjections

Preliminary Draft - Confidential

Midcoast Financial Projections

Midcoast Financial Projections

($ in millions, except per unit amounts)

- Set forth below are the Midcoast Financial Projections provided to Evercore by Midcoast management

	For the Years Ending December 31,					CAGR
	2016E	2017E	2018E	2019E	2020E	2016E-2020E
MOLP EBITDA	$170.3	$95.2	$116.8	$155.3	$203.9	
MEP Ownership %	51.6%	51.6%	51.6%	51.6%	51.6%	
MEP Adjusted EBITDA	$83.9	$44.0	$55.1	$74.8	$99.8	4.4%
Less: Interest Expense	(34.5)	(33.7)	(23.5)	(25.8)	(25.7)	
Less: Maintenance Capital Expenditures	(15.5)	(18.0)	(17.5)	(20.1)	(22.5)	
Plus: G&A Abatement	12.9	12.9	12.9	12.9	12.9	
Plus: Other	4.2	4.6	3.8	5.0	4.7	
Plus: Distribution Support Agreement	14.9	--	--	--	--	
Distributable Cash Flow	$66.0	$9.8	$30.7	$46.8	$69.2	1.2%
Common Units - Public	$30.4	$0.0	$2.6	$2.6	$3.6	
Common Units - EEP	1.9	0.0	2.9	38.7	54.8	
Subordinated Units - EEP	32.3	--	--	--	--	
GP	1.3	0.0	0.1	0.8	1.2	
Distributed Cash Flow	$66.0	$0.0	$5.5	$42.1	$59.6	(2.5%)
% to GP	2.0%	2.0%	2.0%	2.0%	2.0%	
GP IDRs	$--	$--	$--	$--	$--	
Weighted Average LP Units Outstanding	**45.2**	**45.2**	**45.2**	**343.7**	**343.7**	
Weighted Average Class C Units Outstanding	**--**	**274.6**	**298.5**	**--**	**--**	
DCF / LP Unit	$1.43	$0.21	$0.67	$0.13	$0.20	
Distribution / LP Unit	1.43	0.00	0.12	0.12	0.17	
LP Coverage	1.00x	0.00x	5.54x	1.11x	1.16x	
Total Coverage	1.00	-	5.54	1.11	1.16	
Distributable Cash Flow Surplus / (Shortfall)	$--	$9.8	$25.2	$4.7	$9.6	

EVERCORE

42

MIDCOAST ENERGY PARTNERS

Preliminary Draft - Confidential

Midcoast Financial Projections

Midcoast Financial Projections (cont'd)

($ in millions, except per unit amounts)

- Set forth below are the Midcoast Financial Projections provided to Evercore by Midcoast management

	For the Years Ending December 31,				
	2016E	2017E	2018E	2019E	2020E
Sources:					
Equity Issued to the Public	$--	$--	$--	$--	$--
Debt Issued / (Repaid)	(44.5)	(327.5)	(1.2)	6.4	9.9
Distributable Cash Flow Surplus / (Shortfall)	--	9.8	25.2	4.7	9.6
MEP Preferred Equity Issuance	--	379.0	0.7	--	--
GP Contribution	(24.6)	8.4	--	--	--
Working Capital Adjustments	26.8	(38.6)	(0.9)	(0.9)	(1.1)
CFO Other	94.6	--	--	--	--
Other	(34.9)	(23.3)	(25.0)	(3.8)	(8.5)
Total Sources	$17.4	$7.8	($1.2)	$6.4	$9.9
Uses:					
Growth Capital Expenditures	$17.4	$7.8	$28.0	$38.7	$44.5
Acquisition Capital	($0.0)	$--	($29.3)	($32.3)	($34.6)
Total Uses	$17.4	$7.8	($1.2)	$6.4	$9.9
Capitalization					
Cash	$30.0	$30.0	$30.9	$17.4	$2.7
Total Debt	845.5	518.0	516.7	523.2	533.0
Net Debt	$815.5	$488.0	$485.9	$505.8	$530.3
Credit Metrics					
Standalone Total Debt / EBITDA	4.3x	4.3x	3.6x	2.9x	2.3x
Standalone EBITDA / Interest Expense	5.7x	3.6x	6.0x	7.0x	8.9x
Common Units - Public	21.3	21.3	21.3	21.3	21.3
Common Units - EEP	1.3	23.9	23.9	23.9	23.9
Subordinate Units - EEP	22.6	--	--	--	--
Total LP Units Outstanding	45.2	45.2	45.2	45.2	45.2
Consolidated EBITDA					
MOLP Asset EBITDA	$170.3	$95.2	$116.8	$155.3	$203.9
Less: Allocated G&A Expenses	--	--	--	--	--
Plus: G&A Abatement	25.0	25.0	25.0	25.0	25.0
Consolidated MOLP EBITDA	$195.3	$120.2	$141.8	$180.3	$228.9

EVERCORE 43 MIDCOAST ENERGY PARTNERS

Preliminary Draft – Confidential C. Tax Input to Unitholders

Preliminary Draft— Confidential Tax Input to Unitholders Potential Standalone Alternatives    Evercore analyzed the estimated unitholder tax basis data as provided by MEP management and as calculated by PricewaterhouseCoopers Plc    Utilized pre-merger tax data for schedules K-1 for MEP    Analysis as of December 31, 2015    Utilized MEP unit price of $7.25 based on materials provided by MEP management 44

Preliminary Draft—Confidential Tax Input to Unitholders Distribution of Total Gain / Loss: Equal to Consideration less Estimated BasisDistribution of Ordinary Gain / (Loss) s)6.0s) 10.0 ion5.0ion8.0 ll4.0ll MiMi6.0 (in3.0(in 2.04.0 Units1.0 —Units2.0 — . 11.46) 10.92) 10.38) 9.83) 9.29) 8.75) 8.21) 7.67) 7.13) 6.58) 6.04) 5.50) 4.96) 4.42) 3.88) 3.33) 2.79) 2.25) 1.71) 1.17) 0.63) 0.08) 00) 12$ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ 0.46 $ 1.000.00 0.42 0.83 1.25 1.67 2.08 2.50 2.92 3.33 3.75 4.17 4.58 5.00 5.42 5.83 6.25 6.67 7.08 7.50 7.92 8.33 8.75 9.17 9.58 10.00 $ $ $ $ ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ($ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ ( ( ( ($ Total Gain / (LossOrdinary Gain / (Loss) First Decile($11.34)—($9.17)Seventh Decile($6.81)—($4.58)First Decile$1.41—$2.11Seventh Decile$5.47—$5.47 Second Decile($9.16)—($8.92)Eighth Decile($4.58)—($2.97)Second Decile$2.11—$2.92Eighth Decile$5.47—$5.90 Third Decile($8.02)—($7.32)Ninth Decile($2.97)—($1.99)Third Decile$2.92—$4.81Ninth Decile$5.90—$7.28 Fourth Decile($7.29)—($7.37)Tenth Decile($1.98)—($1.53)Fourth Decile$4.81—$5.38Tenth Decile$7.28—$7.96 Fifth Decile($7.30)—($6.81)Median($6.81)Fifth Decile$5.38—$5.38Median$5.38 Sixth Decile($6.81)—($6.81)Weighted Average($5.49)Sixth Decile$5.38—$5.47Weighted Average$5.03 Distribution of Capital Gain / (Loss): Equal to Total Gain / (Loss) less Ordinary Gain / (Loss)Distribution of Total Taxes1 s)6.0s) 12.0 lion5.0lion 10.0 Mi l4.0Mi l8.0 n3.0n6.0 (i2.0(i Units1.0Units4.0 —2.0 — . 00) 20 19.13) 18.25) 17.38) 16.50) 15.63) 14.75) 13.88) 13.00) 12.13) 11.25) 10.38) $ 9.50) $ 8.63) $ 7.75) $ 6.88) $ 6.00) $ 5.13) $ 4.25) $ 3.38) $ 2.50) $ 1.63) $ 0.75) $ 0.13 $ 1.000.00 0.04 0.08 0.13 0.17 0.21 0.25 0.29 0.33 0.38 0.42 0.46 0.50 0.54 0.58 0.63 0.67 0.71 0.75 0.79 0.83 0.88 0.92 0.96 1.00 $ $ $ $ $ $ $ $ $ $ $ $ ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ( ($ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ $ Capital Gain / (Loss)Taxes Paid First Decile($17.42)—($16.58)Seventh Decile($12.28)—($8.94)First Decile$0.00—$0.00Seventh Decile$0.16—$0.27 Second Decile($16.58)—($15.79)Eighth Decile($8.89)—($6.83)Second Decile$0.00—$0.00Eighth Decile$0.27—$0.32 Third Decile($15.79)—($13.25)Ninth Decile($6.03)—($4.24)Third Decile$0.00—$0.00Ninth Decile$0.32—$0.40 Fourth Decile($13.19)—($13.25)Tenth Decile($4.24)—($3.27)Fourth Decile$0.00—$0.00Tenth Decile$0.40—$0.60 Fifth Decile($13.20)—($12.28)Median($12.28)Fifth Decile$0.00—$0.00Median$0.12 Sixth Decile($12.28)—($12.28)Weighted Average($10.52)Sixth Decile$0.00—$0.16Weighted Average$0.17 Source: MEP management tax data as of 12/31/2015 with 25 issuance groups assuming a MEP unit price of $7.25 1.Distribution of total taxes assumes 20% capital gain tax rate and 39.6% ordinary gain tax rate 45